UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: April 8, 2014

LIBERTY SILVER CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Bay Street, Suite 2330 Brookfield Place, P.O. Box 848 Toronto, Ontario, Canada, M5J 2T3
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 888-749-4916

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 8, 2014, Liberty Silver Corp. (the “Company” or “Liberty”) granted non-qualified stock options to its officers and directors, pursuant to the Company’s Share Incentive Plan (the “Share Incentive Plan”), to purchase a total of five million (5,000,000) shares of restricted common stock of the Company at a price of $.10 per share.  The stock options expire five years from the grant date on April 8, 2019.  The five million stock options were granted as follows: (i) 1,000,000 options to the Company’s Chief Executive Officer, R. Geoffrey Browne; (ii) 1,000,000 options to the Company’s Chief Financial Officer, Manish Z. Kshatriya; (iii) 1,000,000 options to the Company’s Director, Timothy Unwin; (iv) 1,000,000 options to the Company’s Director, W. Thomas Hodgson; (v) 400,000 options to the Company’s Director, James Sbrolla; (vi) 400,000 options to the Company’s Director, Eric Klein; and (vii) 200,000 options to the Company’s employee and Project Manager, William Tafuri.

The Share Incentive Plan allows for the Company to issue up to 10% of the issued and outstanding common shares of the Company, in stock options or shares.  Prior to the grant of 5 million stock options on April 8, 2014, there were 2.8 million stock options issued and outstanding.  After the grant, there are now a total of 7.8 million stock options outstanding, of the 8,399,194 options or shares issuable Pursuant to the Share Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY SILVER CORP.

By:  /s/ Manish Z. Kshatriya

 Executive VP & CFO

Date: April 14, 2014